Exibit 10.18

                           COMMERCIAL LEASE AGREEMENT

This Lease Agreement (this "Lease") is entered by and between Frederick Feck ("Landlord") and Ciralight Global, Inc. a Nevada Corporation ("Tenant") on April 1, 2010. Landlord and Tenant may collectively be referred to as the "Parties." This Lease creates joint and several liability in the case of multiple Tenants.

The Parties agree as follows:

1. PREMISES.

     A.   Premises. Landlord hereby leases part of the property located at: 670
          E. Parkridge, Corona, California 92879 designated as Unit 112 (the "Premises") to Tenant. The total square footage of the Premises is approximately 3529 square feet.

     B. Parking. Tenant shall be entitled to use six parking space(s) for the parking of motor vehicle(s) located in the common parking lot at no additional cost. The parking space(s) will be used exclusively for the parking of passenger vehicles and is not to be used for washing, painting or servicing of vehicles. Tenant's vehicle will occupy the parking space(s) entirely at the risk of Tenant. If Tenant shall dispose of his vehicle or not require parking accommodation for any other reason, Tenant shall not assign or sublet the parking space unless expressly granted prior permission by Landlord.

     C. Utilities & Services. Tenant shall be responsible for paying for Tenant's own individually metered utilities. Landlord shall be responsible for all other utilities and services.

2. LEASE TERM. The lease will be on a month to month basis and will start on April 1, 2010 (the "Initial Lease Term"). The Rent for the Initial Lease Term shall be as set forth in the schedule in Section 3 below. Provided that the Lease is not in default, the lease shall continue on a month to month basis until either party gives the other 30 days written advance written notice to terminate the Lease.

3.  PAYMENTS.

     A. Rent Amount. Tenant agrees to pay to Landlord $3,000.00 per month as rent for the Premises (the "Rent"):

     B. Payment. The rental payment as described above shall be due in advance on the first day of each month at any address designated by Landlord. If the Initial Lease Term does not start on the first day of the month or end on the last day of a month, the Rent for the relevant month will be prorated accordingly.

     C. Late Charges & Insufficient Funds. If any amounts due under this Lease are more than ten days late, Tenant agrees to pay a late fee of $75.00. Tenant agrees to pay the charge of $25.00 for each check provided by Tenant to Landlord that is returned to Landlord for lack of sufficient funds.
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4. SECURITY DEPOSIT.

     A. Security Deposit. At the signing of this Lease, Tenant shall deposit with Landlord, in trust, a security deposit of $Zero_ as security for the performance by Tenant of the terms under this Lease and for any damages that may be caused by Tenant, its employees, agents and/or visitors to the Premises during the Lease Term (the "Deposit"). Landlord may use part or all of the Deposit to repair any damage to the Premises caused by Tenant, its employees, agents and/or visitors to the Premises. However, Landlord is not limited to the Deposit to recoup damages, and Tenant remains liable for any balance. Tenant shall not apply or deduct any portion of the Deposit from any month's Rent, including the last month of the rental term. Tenant shall not use or apply the Deposit in lieu of payment of Rent. If Tenant breaches any terms or conditions of this Lease, Tenant shall forfeit the Deposit, as permitted by law.

     B. Return of Deposit. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Deposit shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord.

5. USE.

     A. Permitted Use. Tenant shall occupy and use the Premises for: General Warehouse uses, consistent with Tenant's lawful business operations. If there is any change to the use of the Premises, Tenant must first obtain Landlord's written consent, which shall not be unreasonably withheld.

     B. Prohibited Use. Notwithstanding anything to the contrary, Tenant is not to use the Premises for any illegal purposes, nor will Tenant use the Premises for the storing, manufacture, selling or distribution of any dangerous, noxious or hazardous substance. Furthermore, Tenant shall not use the Premises for any purpose that would cause Landlord's insurance cost to increase at any time during the Lease Term.

     C. Noise. Tenant shall not cause or allow any unreasonably loud noise or activity in the Premises that might disturb the rights, comforts and conveniences of other tenants or neighbors.

     D. Signage. Tenant is permitted to install and display signage identifying the Tenant and Tenant's business activities. Such signage shall be placed: on the frontage of the premises and on the front door and windows of the premises. Additional signage may only be displayed with Landlord's prior written consent.

     E. Building Rules & Regulations. Landlord may adopt reasonable building rules, which will become part of this Lease

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6.  ALTERATION, DAMAGE & REPAIR.

     A. Alterations and Improvements. Tenant agrees not to make any improvements or alterations to the Premises without the prior written consent of Landlord. If any alterations, improvements or changes are made to or built on or around the Premises, with the exception of fixtures and personal property that can be removed without damage to the Premises, they shall become the property of Landlord and shall remain at the expiration of the Lease, unless otherwise agreed in writing.

     B. Damage to the Premises. If the Premises or any part of the Premises are damaged or destroyed by fire or other casualty not due to Tenant's negligence, the Rent will be abated during the time that the Premises are rendered unfit for occupancy. If the Premises are rendered partially unfit because of damage or destruction not due to Tenant's Negligence, the Rent will be abated in proportion to the percentage of the Premises that are and remain unfit for occupancy. If Landlord decides not to repair or rebuild the Premises, then this Lease shall terminate and the Rent shall be prorated up to the time of the damage. Any unearned rent paid in advance shall be refunded to Tenant.

     C. Condition of Premises. Tenant or Tenant's agent has inspected the Premises, the fixtures, the grounds, building and improvements and acknowledges that the Premises are in good and acceptable condition and are fit for occupancy. If in Tenant's opinion, the condition of the Premises has changed at any time during the Lease Term, Tenant shall promptly provide reasonable notice to Landlord.

     D. Maintenance and Repair. Tenant will, at Tenant's sole expense, keep and maintain the Premises in good, clean and sanitary condition and repair during the term of this Lease and any renewal thereof. Tenant shall be responsible to make all repairs to the Premises, fixtures, appliances and equipment therein that may have been damaged by Tenant's misuse, waste, or neglect, or that of the Tenant's agents, associates, employees, or visitors. Tenant agrees that no painting will be done on or about the Premises without the prior written consent of Landlord. Tenant shall promptly notify Landlord of any damage, defect or destruction of the Premises, or in the event of the failure of any of the appliances or equipment. Landlord will use his best efforts to repair or replace any such damaged or defective area, appliance or equipment.

7.  SECURITY, INSURANCE & INDEMNIFICATION.

     A. Security. Tenant understands that Landlord provides a security alarm systems or other security for Tenant or the Premises. In the event any alarm system is provided, Tenant understands that such alarm system is not warranted to be complete in all respects or to be sufficient to protect Tenant or the Premises. Tenant releases Landlord from any loss, damage, claim or injury resulting from the failure of any alarm system, security or from the lack of any alarm system or security. Tenant is responsible for monthly payment of the Alarm Service.

     B. Insurance. Landlord and Tenant shall each be responsible for maintaining appropriate insurance for their respective interests in the Premises and property located on the Premises. Tenant understands that Landlord will not provide any insurance coverage for Tenant's property. Landlord will not be responsible for any loss of Tenant's property, whether by theft, fire, riots, strikes, acts of God or otherwise. Notwithstanding anything to the foregoing, Tenant shall, at its own expense, maintain a policy of comprehensive general liability with respect to its activities at the Premises which will afford

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          protection of not less than $1,000,000 combined single limit coverage of bodily damage, property damage, or combination thereof. In addition, Landlord shall be listed as an additional insured on Tenant's general liability insurance policy.

     C. Indemnification. To the extent permitted by law, Tenant hereby indemnifies and holds Landlord and Landlord's property, including the Premises, free and harmless from any liability for losses, claims, injury to or death of any person, including Tenant, or for damage to property arising from Tenant using and occupying the Premises or from the acts or omissions of any person or persons, including Tenant, in or about the Premises with Tenant's express or implied consent, except where such loss, claim or injury is due to Landlord's act or negligence.

8. POSSESSION & INSPECTION.

     A. Possession and Surrender of Premises. Tenant shall be entitled to possession of the Premises on the first day of the Lease Term. At the expiration of the Lease Term, Tenant shall peaceably surrender the Premises to Landlord or Landlord's agent in as good of condition as it was at the commencement of the Lease, reasonable wear and tear excepted.

     B. Quiet Enjoyment. Tenant shall be entitled to quiet enjoyment of the Premises, and Landlord will not interfere with that right, as long as Tenant pays the Rent in a timely manner and performs all other obligations under this Lease.

     C. Right of Inspections. Tenant agrees to make the Premises available to Landlord or Landlord's agents to inspect, to make repairs or improvements, to supply agreed services, to show the Premises to prospective buyers or tenants, or to address an emergency. Except in an emergency situation, Landlord shall give Tenant reasonable notice of intent to enter. For these purposes, twenty-four (24) hour notice shall be deemed reasonable. Tenant shall not, without Landlord's prior written consent, add, alter or re-key any locks to the Premises. At all times Landlord shall be provided with a key or keys capable of unlocking all such locks and permitting entry. Tenant further agrees to notify Landlord in writing if Tenant installs any burglar alarm system, including instructions on how to disarm it in case of emergency entry.

9. DEFAULTS.

     A. Event of Default. If Tenant fails to fulfill or obey any of the covenants of this Lease, Tenant shall be in default of this Lease ("Event of Default"). During any Event of Default, subject to any statute, ordinance or law to the contrary, and upon Landlord serving a written seven (7) days notice upon Tenant specifying the nature of said default and upon the expiration of said seven (7) days, if Tenant does not cure a default of which he has been notified, or if the default cannot be completely cured or remedied in seven days, Landlord may at Landlord's option: (i) cure such default and add the cost of such cure to Tenant's financial obligations under the Lease; or (ii) declare Tenant in default and terminate the Lease.

     B. Physical Remedies. If the notice provided for in Section 9(A) has been given, and the term shall expire as noted, or if Tenant shall make default in the payment of Rent, then Landlord may without notice, as permitted by law, re-enter the Premises either by force or otherwise, dispossess Tenant by summary proceedings or otherwise, and retake

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          possession of the Premises. Tenant hereby waives the service of notice of intention to re-enter or institute legal proceedings to that end.

     C. Financial Remedies. In the event of any default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (i) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession or expiration, together with such expenses Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the Premises in good order; (ii) Landlord may re-let the Premises or any part or parts thereof; and/or (iii) Tenant shall also pay Landlord liquidated damages for his failure to observe and perform the covenants in this Lease. Landlord may, at his sole option, hold Tenant liable for any difference between the Rent payable under this Lease during the balance of the Lease Term, and any rent paid by a successive Tenant if the Premises are re-let. In the event that after default by Tenant Landlord is unable to re-let the Premises during any remaining term of this Lease, Landlord may at his option hold Tenant liable for the balance of the unpaid Rent under the Lease for the remainder of the Lease Term. Landlord shall be responsible for mitigating its damages.

10. ASSIGNMENT & SUBORDINATION.

     A. Assignment by Tenant. Tenant shall not assign or sublet any interest in this Lease without prior written consent of the Landlord, which consent shall not be unreasonably withheld. Any assignment or sublease without Landlord's written prior consent shall, at Landlord's option, terminate this Lease.

     B. Assignment by Landlord. Nothing in this Lease shall restrict the Landlord's ability to sell, assign, convey or otherwise encumber the Premises, subject only to the rights of the Tenant under this Lease.

     B. Subordination. This lease is and shall be subordinate in any and all respects to all mortgages now or hereafter placed on the Premises, and all extensions, renewals, or modifications thereof. The Tenant agrees to promptly execute any instruments of subordination as may be requested.

11. MISCELLANEOUS.

     A. Severability. If any part or parts of this Lease shall be held unenforceable for any reason, the remainder of this Lease shall continue in full force and effect. If any provision of this Lease is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

     B. Binding Effect. The covenants and conditions contained in the Lease shall apply to and bind the parties and the heirs, legal representatives, successors and permitted assigns of the parties.

     C. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

     D. Entire Agreement. This Lease constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Lease. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified in writing and must be signed by both Landlord and Tenant.

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     E.   Notice. Any notice required or otherwise given pursuant to this Lease shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, if to Tenant, at the Premises and if to Landlord, at the address for payment of Rent. Either party may change such addresses from time to time by providing notice as set forth above.

     F. Waiver. The failure of either party to enforce any provisions of this Lease shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease. The acceptance of Rent by Landlord does not waive Landlord's right to enforce any provisions of this Lease.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed the day and year first above written.

LANDLORD:                                   TENANT:

                                            Ciralight Global, Inc.


/s/ Frederick Feck                          By: /s/ Jeffrey S. Brain
---------------------------------              ---------------------------------
(Signature)                                    (Signature)

Frederick Feck                                 Jeffrey S. Brain
---------------------------------              ---------------------------------
(Print Name)                                   (Print Name)

Owner/Landlord                                 President
---------------------------------              ---------------------------------
Title (if applicable)                          Title (if applicable)


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